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                                                                    EXHIBIT 16.1

                                                                    May 31, 1996

Board of Directors
AutoBond Acceptance Corporation
301 Congress Avenue
Austin, Texas 78701

Dear Sirs:

     Reference is made to the Registration Statement on Form S-1 (the 'Registration Statement'), of AutoBond Acceptance Corporation (the 'Company'). We hereby concur with the statements in the Registration Statement made by the Company, under the caption 'Change in Accountants,' concerning our status as the Company's principal accountants.

                                          Very truly yours,

                                          MANN FRANKFORT STEIN & LIPP

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